UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2011, the stockholders of CIBER, Inc. (the “Company”) approved the amended and restated CIBER, Inc. 2004 Incentive Plan (the “Plan”).  The primary purpose for the amendment and restatement of the Plan was to increase the number of shares reserved for issuance under the Plan by 4,750,000.  Additionally, as part of the amendment and restatement, the Company’s Board of Directors also approved several other modifications to the Plan.  The amendment and restatement was approved by the Company’s Board of Directors on March 3, 2011, subject to stockholder approval at the Company’s Annual Meeting on May 18, 2011.  A copy of the Plan as amended and restated is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A more complete description of the amendment and restatement is provided in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 18, 2011, which was filed with the Securities and Exchange Commission on April 12, 2011.

Item 9.01(d).  Exhibits.

(d)	Exhibits.

10.1	CIBER, Inc. 2004 Incentive Plan, as amended and restated May 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: June 17, 2011	By:	/s/ CHRISTOPHER L. LOFFREDO
Christopher L. Loffredo
Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	CIBER, Inc. 2004 Incentive Plan, as amended and restated May 18, 2011.